UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 14, 2021

Altair International Corp.

(Exact name of registrant as specified in its charter)

Nevada	333-190235	99-0385465
(State of other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

322 North Shore Drive
Building 1B, Suite 200
Pittsburgh, PA	15212
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (412) 770-3140

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	ATAO	OTC:Pink

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01 Change in Certifying Accountant.

The Board of Directors of the registrant, Altair International, Inc. ("Altair International"), in light of an increase in audit fees proposed by Jorgensen & Co., its current auditor, approved the engagement of Fruci & Associates II, PLLC to replace Jorgensen & Co. as the auditor of Altair International effective April 14, 2020. Jorgensen & Co. was engaged as Altair International's certifying accountant on August 5, 2020 and has not audited any of Altair International’s financial statements. During the registrant's three interim periods since Jorgensen & Co. was engaged, there have been no disagreements with Jorgensen & Co. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K), if not resolved to the satisfaction of Jorgensen & Co., would have caused Jorgensen & Co.to make a reference to the subject matter of such disagreement in connection with its upcoming report for the registrant’s fiscal year ended March 31, 2021, and there occurred no events as defined in Item 304(a)(1)(v) of Regulation S-K.

Altair International has requested that Jorgensen & Co. furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements.

Item 9.01 Financial Statements and Exhibits.

Exhibits

16.1	Letter from Jorgensen & Co. dated April 21, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Altair International Corp.

Date: April 21, 2021	By:	/s/ Leonard Lovallo
Leonard Lovallo
President and CEO

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